Fibrocell Announces Submission of Investigational New Drug Application for FCX-013 for the Treatment of Moderate to Severe Localized Scleroderma EXTON, PA — February 5, 2018 — Fibrocell Science, Inc. (NASDAQ: FCSC), a gene therapy company focused on transformational autologous cell-based therapies for skin and connective tissue diseases, today announced the submission of an Investigational New Drug (IND) Application with the U.S. Food and Drug Administration (FDA) for FCX-013, the Company’s gene therapy candidate for the treatment of moderate to severe localized scleroderma. Localized scleroderma is a chronic autoimmune skin disorder that manifests as excess production of collagen resulting in thickening, or fibrosis, of the skin and connective tissue. Moderate to severe forms of localized scleroderma, including the linear subtype, can result in significant morbidity, including pain, restricted motion, disfigurement and developmental issues. FCX-013 is an autologous fibroblast genetically modified to express matrix metalloproteinase 1 (MMP-1), a protein responsible for breaking down collagen. FCX-013 incorporates Intrexon Corporation’s proprietary RheoSwitch Therapeutic System®, a biologic switch activated by an orally administered compound to control protein expression once the initial fibrosis has been resolved. “We are pleased to announce the submission of the IND as it represents a significant milestone in advancing development of FCX-013 for the treatment of moderate to severe localized scleroderma,” said John Maslowski, President and Chief Executive Officer of Fibrocell. “Adequate treatment options do not exist for this vulnerable patient population. We are committed to developing our novel gene therapy candidate to address this important unmet medical need of patients suffering from this chronic, painful and debilitating disorder.” The FDA has granted Orphan Drug Designation to FCX-013 for the treatment of localized scleroderma. In addition, FCX-013 has been granted Rare Pediatric Disease Designation for the treatment of moderate to severe localized scleroderma. About FCX-013 Fibrocell is in pre-clinical development of FCX-013, its gene therapy candidate for the treatment of moderate to severe localized scleroderma. FCX-013 is an autologous fibroblast genetically modified using lentivirus and encoded for matrix metalloproteinase 1 (MMP-1), a protein responsible for breaking down collagen. FCX-013 incorporates Intrexon’s proprietary RheoSwitch Therapeutic System®, a biologic switch activated by an orally administered compound to control protein expression at the site of the localized scleroderma lesions. FCX-013 is designed to be injected under the skin at the location of the fibrotic lesions where the genetically-modified fibroblast cells will produce MMP-1 to break down excess collagen accumulation. With the FCX- 013 therapy, the patient will take an oral compound to facilitate protein expression. Once the fibrosis is resolved, the patient will stop taking the oral compound which will halt further MMP-1 production.

About Localized Scleroderma Localized scleroderma is a chronic autoimmune skin disorder that manifests as excess production of extracellular matrix, specifically collagen, resulting in thickening of the skin and connective tissue. Localized scleroderma encompasses several subtypes which are classified based on the depth and pattern of the lesion(s). The moderate to severe forms of the disorder include linear, generalized, deep, pansclerotic and mixed morphea subtypes. Linear scleroderma is the most common subtype in juvenile localized scleroderma and is associated with high morbidity and lifelong disability. Linear lesions of the limbs may cause limb length discrepancy due to impaired growth, muscle atrophy and joint contractures—orthopedic complications are reported in 30% to 50% of patients. Current treatments for localized scleroderma, which include systemic or topical corticosteroids, UVA light therapy and physical therapy, only address the symptoms of the disorder. We estimate that there are approximately 90,000 patients in the U.S. considered to have moderate to severe localized scleroderma. About Fibrocell Fibrocell is an autologous cell and gene therapy company translating personalized biologics into medical breakthroughs for diseases affecting the skin and connective tissue. Fibrocell’s most advanced product candidate, FCX-007, is the subject of a Phase 1/2 clinical trial for the treatment of recessive dystrophic epidermolysis bullosa (RDEB). Fibrocell is in pre-clinical development of FCX-013, its product candidate for the treatment of moderate to severe localized scleroderma. Fibrocell’s gene therapy portfolio is being developed in collaboration with Intrexon Corporation (NYSE: XON), a leader in synthetic biology. For more information, visit www.fibrocell.com or follow Fibrocell on Twitter at @Fibrocell. Trademarks Fibrocell, the Fibrocell logo, and Fibrocell Science are trademarks of Fibrocell Science, Inc. and/or its affiliates. RheoSwitch Therapeutic System is a registered trademark of Intrexon Corporation. All other names may be trademarks of their respective owners. Forward-Looking Statements This press release contains, and our officers and representatives may from time to time make, statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: Fibrocell’s expectations regarding the timing and development of FCX-013; the potential advantages of Fibrocell’s product candidates, including FCX-013, and other statements regarding Fibrocell’s future operations, financial performance and financial position, prospects, strategies, objectives and other future events.

Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated herein including, among others: uncertainties and delays relating to the initiation, enrollment and completion of pre- clinical studies and clinical trials; whether pre-clinical study and clinical trial results will validate and support the safety and efficacy of Fibrocell’s product candidates; unanticipated or excess costs relating to the development of Fibrocell’s gene therapy product candidates; Fibrocell’s ability to obtain additional capital to continue to fund operations; Fibrocell’s ability to maintain its collaboration with Intrexon Corporation; and the risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” in Fibrocell’s most recent Form 10-K filing and Form 10-Q filings. As a result, you are cautioned not to place undue reliance on any forward-looking statements. While Fibrocell may update certain forward-looking statements from time to time, Fibrocell specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise. # # # Investor & Media Relations Contacts: Karen Casey 484.713.6133 kcasey@fibrocell.com